UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2006

Digital Generation Systems, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 0-27644

Delaware	94-3140772
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)

750 West John Carpenter Freeway, Suite 700

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(972) 581-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously disclosed, the Company was informed in February that because the closing bid price of its common stock was not in compliance with the $1.00 minimum closing bid price requirement as set forth in Nasdaq Marketplace Rule 4450(a)(5), that the Company’s common stock was subject to delisting from The Nasdaq National Market. On March 9, 2006, the Company presented a plan for its continued listing on The Nasdaq National Market to a Nasdaq Listings Qualification Panel (the “Panel”).

On March 15, 2006, the Panel granted the Company’s request for continued listing on The Nasdaq National Market, subject to the following conditions:

•                  On or before May 31, 2006, the Company will inform the Panel that it has held a stockholders’ meeting; that the proposed one-for-ten share reverse stock split of the issued and outstanding shares of the Company’s common stock, $0.001 par value per share, has been approved; and that the closing bid price of the Company’s common stock is at least $1.00 per share;

•                  On or before June 14, 2006, the Company’s common stock will have a closing bid price of $1.00 per share or more for a minimum of ten prior consecutive trading days; and

•                  The Company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq National Market.

On March 16, 2006, the Company issued a press release with respect to the foregoing. A copy of the press release is filed herewith as Exhibit 99.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated March 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION SYSTEMS, INC.

Dated. March 16, 2006	By:	/S/ OMAR A. CHOUCAIR
Omar A. Choucair
Chief Financial Officer (Principal Accounting Officer)